Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 5 to Form S-4 of our report dated May 6, 2022, with respect to our audits of consolidated financial statements of MC Hologram Inc. and Subsidiaries as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York
June 22, 2022